HAMMER FIBER OPTICS HOLDINGS CORP [HMMR]

ANNOUNCES THE CLOSING OF THE DEFINITIVE AGREEMENT TO ACQUIRE
TELECOM FINANCIAL SERVICES LTD

New York, N.Y., January 3, 2022 - Hammer Fiber Optics Holdings Corp., (OTCQB: HMMR), (soon to be Hammer Technology Holdings Corp.) ("the Company"), today announced the final closing of the definitive agreement between the parties to acquire a one hundred percent (100%) equity stake in Telecom Financial Services Ltd ("TFS").  As part of its evolving diversification strategy of the Hammer Group and under the terms of the agreement, TFS has been officially renamed HammerPay [USA] Ltd, which provides the Company a platform to aggressively pursue its strategy in the financial technology sector. The flagship product will be marketed under the brand name of "HammerPay" with its initial roll-out planned to service the continent of Africa-a historically underserved market for financial inclusion.

"Amongst other feature-rich digital banking capabilities, HammerPay will empower migrants living abroad, commonly known as the "diaspora", with a swift, safe, secure, and cost-effective way to send money home to their family and friends to provide a vital lifeline for food, clothing, shelter, education, healthcare, vaccines, transport, and utilities" stated Michael Cothill, Executive Chairman of Hammer Group.  "In today's challenging financial markets, the HammerPay solution provides the diaspora the peace of mind that their funds will reach the intended target and not be diverted in any way. This is achieved through strict adherence to anti-money-laundering procedures inherently built into the HammerPay architecture and the flow of funds being directed exclusively and seamlessly between cross-border sending and receiving banks," said Cothill.

The TFS acquisition has accelerated the HammerPay go-to-market strategy of a rapid adoption of the service amongst the diaspora by virtue of its existing banking relationships. In addition, integration with HammerPay's simple and robust API ("Application Programming Interface") facilitates private label opportunities and alliances with world-class financial institutions, banks, telecom operators, carriers, service providers and merchants. The primary goal being to accelerate their growth in the fintech space while leaving the bulk of the complex KYC/AML compliance, cross border licensing, and banking relationships to HammerPay.

"Now that the TFS-HammerPay closing is concluded, we are actively focusing on the vital growth funding strategies of the Hammer Group to ensure our current and future plans to improve shareholder value are met while building an extraordinary business with a long runway for continued expansion," stated Michael Cothill, Executive Chairman of the Hammer Group.

For more information on the Group companies and growth strategy, see:

https://hmmrgroup.com/

About Hammer

Hammer Fiber Optics Holdings Corp. (OTCQB: HMMR) soon to be known as Hammer Technology Holdings, is a company investing in the future of technology. Hammer has broadened its strategy to focus on the rapidly evolving world of innovative technology and in an effort to keep pace, has restructured the group to allow for the creation of several related verticals. In addition to its "Everything Wireless" strategy which includes the deployment of high-speed fixed wireless service for residential and small business, Hammer seeks to enter into the Fintech industry which is rapidly becoming the mainstream technology powering today's telecommunication applications. For more information, contact Investor Relations at info@hmmrgroup.com.

Forward-Looking Statements

This press release contains projections and other forward-looking statements regarding future events or our future financial performance. All statements other than present and historical facts and conditions contained in this release, including any statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These statements are only predictions and reflect our current beliefs and expectations with respect to future events and are based on assumptions and subject to risk and uncertainties and subject to change at any time. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Actual events or results may differ materially from those contained in the projections or forward-looking statements. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.